Exhibit 99.1

springbig and Tuatara Capital Acquisition Corporation Announce Voting Results of Special Meeting to Approve Business Combination

TCAC shareholders vote in favor of Business Combination

Transaction expected to close on or around June 14, 2022

BOCA RATON, Fla. June 9, 2022 – springbig (the “Company”), a leading provider of SaaS-based marketing solutions, consumer mobile app experiences, and omnichannel loyalty programs to the cannabis industry, and Tuatara Capital Acquisition Corporation (NASDAQ: TCAC) (“TCAC”) today announced that TCAC shareholders voted in favor of the proposed business combination (“Business Combination”) between TCAC and the Company, among other proposals, at the special general meeting of TCAC shareholders that took place today. The Business Combination was approved by a vote of approximately 94% of the shares voted, which represented approximately 74% of the outstanding shares. A Form 8-K disclosing the full voting results will be filed with the Securities and Exchange Commission. The Business Combination is expected to close on or around June 14, 2022, subject to the satisfaction of other closing conditions.

Upon closing of the Business Combination, TCAC intends to change its name to SpringBig Holdings, Inc. and expects its common stock and warrants to remain listed on the NASDAQ Global Select stock market under the new ticker symbols “SBIG” and “SBIGW,” respectively.

About springbig

springbig is a market-leading software platform providing customer loyalty and marketing automation solutions to cannabis retailers and brands in the U.S. and Canada. springbig’s platform connects consumers with retailers and brands, primarily through SMS marketing, as well as emails, customer feedback system, and loyalty programs, to support retailers’ and brands’ customer engagement and retention. springbig offers marketing automation solutions that provide for consistency of customer communication, thereby driving customer retention and retail foot traffic. Additionally, springbig’s reporting and analytics offerings deliver valuable insights that clients utilize to better understand their customer base, purchasing habits and trends. For more information, visit https://springbig.com/.

About Tuatara Capital Acquisition Corporation

Tuatara Capital Acquisition Corporation is a blank check company incorporated for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchaser, reorganization or similar business combination with one or more businesses, pursuing targets that are focused on businesses in the cannabis industry that are compliant with all applicable laws and regulations within the jurisdictions in which they are located or operate. For more information, visit https://tuataraspac.com/.

Investor Relations Contact
Courtney Van Alstyne
MATTIO Communications
ir@mattio.com

Media Contact
Phoebe Wilson
MATTIO Communications
springbig@mattio.com

Forward-Looking Statements

Certain statements contained in this press release constitute "forward-looking statements" within the meaning of federal securities laws. Forward-looking statements may include, but are not limited to, statements with respect to (i) trends in the cannabis industry and springbig market size, including with respect to the potential total addressable market in the industry; (ii) springbig's growth prospects; (iii) springbig's projected financial and operational performance, including relative to its competitors; (iv) new product and service offerings springbig may introduce in the future; (v) the potential transaction, including the implied enterprise value, the expected post- closing ownership structure and the likelihood and ability of the parties to successfully consummate the potential transaction; (vi) the risk that the proposed business combination may not be completed in a timely manner or at all, which may adversely affect the price of TCAC's securities; (vii) the failure to satisfy the conditions to the consummation of the proposed business combination, including the approval of the proposed business combination by TCAC's stockholders; (viii) the effect of the announcement or pendency of the proposed business combination on TCAC's or springbig's business relationships, performance, and business generally; (ix) the outcome of any legal proceedings that may be instituted against TCAC or springbig related to the definitive agreement or the proposed business combination; (x) the ability to maintain the listing of TCAC's securities on the NASDAQ; (xi) the price of TCAC's securities, including volatility resulting from changes in the competitive and highly regulated industry in which springbig plans to operate, variations in performance across competitors, changes in laws and regulations affecting springbig's business and changes in the combined capital structure; (xii) the ability to implement business plans, forecasts, and other expectations after the completion of the proposed business combination, and identify and realize additional opportunities; and (xiii) other statements regarding springbig's and TCAC's expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words "anticipate," "believe," "continue," "could," "estimate," "expect," "intends," "outlook," "may," "might," "plan," "possible," "potential," "predict," "project," "should," "would," and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject, are subject to risks and uncertainties. You should carefully consider the risks and uncertainties described in the "Risk Factors" section of TCAC's Annual Report on Form 10-K and registration statement on Form S-4 (the “Registration Statement”), the proxy statement/prospectus relating to the transaction, other documents filed by TCAC from time to time with SEC, and any risk factors made available to you in connection with TCAC, springbig and the transaction. These forward-looking statements involve a number of risks and uncertainties (some of which are beyond the control of springbig and TCAC), and other assumptions, that may cause the actual results or performance to be materially different from those expressed or implied by these forward-looking statements.